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                                                                   EXHIBIT 24.1


Each of the undersigned hereby appoints John J. Klobnak and Robert W. May, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


By /S/ JOHN J. KLOBNAK                  July 31, 1997
   ------------------------             -------------

John J. Klobnak


By /S/ B. CHARLES BONO, III
   ----------------------------------

B. Charles Bono, III



By /S/ ROBERT W. MAY
   ----------------------------------

Robert W. May



By /S/ RICHARD L. LINDSTROM, M.D.
   ----------------------------------

Richard L. Lindstrom, M.D.



By /S/ DR. HENRY SIMON
   ----------------------------------

Dr. Henry Simon



By /S/ JAMES M. GARVEY
   ----------------------------------

James M. Garvey



By /S/ STEVEN C. STRAUS
   ----------------------------------

Steven C. Straus